EXHIBIT 99.1

Synthesis Energy Systems, Inc. Announces a 1 for 8 Reverse Stock Split Effective Monday December 4, 2017 Under the New Stock Symbol SES

HOUSTON, Nov. 30, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in the clean and efficient production of low-cost synthesis gas for high value energy and chemical products, today announced that its Board of Directors has declared a 1 for 8 reverse stock split of the Company`s common stock effective on Monday, December 4, 2017. The reverse stock split was approved by SES’s Board of Directors, and was approved by a majority of its shareholders in a special meeting held on November 29, 2017. The Company’s common stock will commence trading on a post-split basis under the new symbol “SES” at the opening of trading on Monday, December 4, 2017.

DeLome Fair, SES’s President and CEO, commented: “This reverse stock split occurs at a pivotal time for SES as we expand our industry-leading gasification technology globally outside of China, where it has been commercially proven with 12 SGT systems. The Board and management strongly believe that as the Company continues to progress developments at our platform companies, such as Australian Future Energy in Australia, and SES EnCoal Energy in Poland, as well as prospective projects in Brazil, we are putting in place the framework for increased shareholders’ value.”

As a result of the reverse stock split, every eight shares of the issued and outstanding common stock were automatically converted into one newly issued and outstanding share of common stock, without any change in the par value per share. However, the number of authorized shares of common stock remains unchanged. Any fractional shares resulting from the reverse stock split have been rounded up to the nearest whole share. Accordingly, no fractional shares will be issued in connection with the reverse stock split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the reverse stock split. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1 for 8 reverse stock split. Existing stockholders holding common stock certificates will have the adjustments made automatically upon transfer of their shares and no further action is required to be taken by the stockholders.

The CUSIP number for the common stock will change to 871628202. Additional information regarding the reverse stock split can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to be correct. Please refer to our latest Form 10-K available on our website at www.synthesisenergy.com.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com